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                                                                   EXHIBIT 99(e)

                       CONSENT OF AUSTIN ASSOCIATES, INC.

We consent to the inclusion in this Registration Statement on Form S-4 of Southern Michigan Bancorp our opinion set forth as Annex E to the proxy statement/prospectus, which is a part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the proxy statement/prospectus under the caption "Opinion of Southern Michigan Bancorp Financial Advisor."



/s/ Austin Associates, Inc.

Toledo, Ohio
June 29, 2000